     As filed with the Securities and Exchange Commission on March 1, 2000.
                                                     Registration No. 333-30346

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                               Amendment No. 1 to

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                               SAFECO CORPORATION
             (Exact name of registrant as specified in its charter)

                Washington                                   91-0742146
     (State or other jurisdiction of                      (I.R.S. Employer
      incorporation or organization)                   Identification Number)

                            4333 Brooklyn Avenue N.E.
                            Seattle, Washington 98185
                                 (206) 545-5000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                -----------------

                                 James W. Ruddy
                    Senior Vice President and General Counsel
                               SAFECO Corporation
                            4333 Brooklyn Avenue N.E.
                            Seattle, Washington 98185
                                 (206) 545-5000
            (Name, address and telephone number of agent for service)

                                   Copies to:
             Andrew Bor                                   Edward S. Best
          Perkins Coie LLP                             Mayer, Brown & Platt
   1201 Third Avenue, 48th Floor                     190 South LaSalle Street
   Seattle, Washington 98101-3099                     Chicago, Illinois 60603
           (206) 583-8888                                 (312) 782-0600

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:[X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                   Proposed maximum      Proposed maximum
     Title of each class of        Amount to be     offering price           aggregate              Amount of
  securities to be registered     registered(1)       per unit(2)      offering price(1)(2)     registration fee(3)
--------------------------------------------------------------------------------------------------------------------
Debt securities..............      $800,000,000          100%              $800,000,000              $211,200
====================================================================================================================


(1) The initial public offering price of any debt securities denominated in any foreign currencies or currency units shall be their U.S. dollar equivalent based on the prevailing exchange rates at the respective times the debt securities are first offered. For debt securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of these debt securities.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.


(3)     A registration fee of $132,000 was previously paid to the Commission.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

        The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED MARCH 1, 2000.


PROSPECTUS


                                  $800,000,000


                                  safeco logo
                                Debt Securities

     We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

     THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is             , 2000.

                          FORWARD-LOOKING INFORMATION

     This Prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). The PSLRA provides a "safe harbor" for such statements to encourage companies to provide prospective information about themselves so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. All statements other than statements of historical fact made in this Prospectus or incorporated by reference are forward-looking. In particular, the statements regarding industry prospects and our future results of operations or financial position are forward-looking statements. Forward-looking statements represent management's current expectations and are inherently uncertain. Investors are warned that our actual results may differ significantly from management's expectations and, therefore, from the results discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the factors described in the prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities in Washington, D.C., New York, New York or Chicago, Illinois. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

     We are allowed to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the registration statement that contains this prospectus and prior to the time that the offering of the securities is completed:

     - Annual Report on Form 10-K for the year ended December 31, 1998;

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

     - Current Reports on Form 8-K filed May 6, 1999, July 14, 1999, September 29, 1999 and January 26, 2000.

     You may request a copy of these filings (other than exhibits, unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or telephoning us at the following address:

     SAFECO Investor Relations
     SAFECO Corporation
     SAFECO Plaza
     4333 Brooklyn Avenue N.E.
     Seattle, Washington 98185
     (206) 545-5000

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the state does not permit an offer. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the prospectus.

                               SAFECO CORPORATION

     SAFECO Corporation ("SAFECO"), through its operating subsidiaries, is one of the largest diversified financial services companies in the United States. Our property and casualty insurance companies provide a broad range of personal and commercial property and casualty insurance to individuals, businesses, government entities and associations. SAFECO companies have underwritten property and casualty insurance since the 1920s. Through our insurance subsidiaries, we are licensed as a property and casualty insurer in all 50 states and the District of Columbia, with a significant presence on the West Coast and in the Midwest, and are one of the largest writers of small business commercial insurance in the United States.

     Our life insurance subsidiaries offer annuities, retirement services and group life and health and individual life insurance. Our other subsidiaries are engaged in commercial lending and leasing, asset management and insurance agency and financial services distribution operations.

     Our principal executive offices are located at SAFECO Plaza, 4333 Brooklyn Avenue N.E., Seattle, Washington 98185, and our telephone number is (206) 545-5000. We were incorporated in Washington in 1929.

                                USE OF PROCEEDS

     Unless we otherwise specify in a prospectus supplement, the net proceeds we receive from the sale of the debt securities offered under this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

                       RATIO OF EARNINGS TO FIXED CHARGES

     For purposes of computing the ratios of earnings to fixed charges, earnings represent net income before extraordinary items and cumulative effect of changes in accounting principles, plus applicable income taxes and fixed charges. Fixed charges include all interest expense, distributions on capital securities and the proportion deemed representative of the interest factor of rent expense. The following table sets forth our ratios of earnings to fixed charges:

                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                            ------------------------------------
                                                            1999    1998    1997    1996    1995
                                                            ----    ----    ----    ----    ----
Ratio of Earnings to Fixed Charges........................  2.2     2.7     5.1     8.6     6.7

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the debt securities describes general terms that apply to the debt securities. The particular terms of any debt securities will be described more specifically in each prospectus supplement (and pricing supplement, where applicable) relating to those debt securities.


     The debt securities will be issued under an indenture dated as of February 15, 2000, between us and The Chase Manhattan Bank, as trustee.


     We summarize the indenture below. Since this is only a summary, it does not contain all of the information that may be important to you. A copy of the entire indenture is an exhibit to the registration statement of which this prospectus is a part. When we make parenthetical section references in this prospectus, those are references to sections of the indenture. We incorporate the entire indenture by reference, and encourage you to read the indenture.

GENERAL

     The indenture does not limit the aggregate principal amount of debt securities we may issue and provides that we may issue debt securities thereunder from time to time in one or more series. (Section 3.1) The indenture does not limit the amount of other indebtedness or debt securities, other than certain secured indebtedness as described below, which we or our subsidiaries may issue. Under the indenture, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of the series or establish additional terms of the series. (Section 3.1)

     Unless otherwise provided in a prospectus supplement, the debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

     Because we are a holding company, our rights and the rights of our creditors (including the holders of debt securities) and stockholders to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. The right of our creditors (including the holders of debt securities) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

     Each prospectus supplement will describe the following terms of the debt securities offered by it:

     - the title of the debt securities;

     - any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

     - the currency or currencies, or composite currencies, in which the debt securities will be denominated and in which we will make payments on the debt securities;

     - the date or dates on which we must pay principal;

     - the rate or rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

     - the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

     - the place or places where we must pay the debt securities and where any debt securities issued in registered form may be sent for transfer or exchange;

     - the terms and conditions on which we may, or may be required to, redeem the debt securities;

     - the terms and conditions of any sinking fund;

     - if other than denominations of $1,000, the denominations in which we may issue the debt securities;

     - the amount we will pay if the maturity of the debt securities is accelerated;

     - whether we will issue the debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

     - any addition to or changes in the events of default or covenants that apply to the debt securities;

     - whether the debt securities will be defeasible; and

     - any other terms of the debt securities and any other deletions from or modifications or additions to the indenture in respect of the debt securities. (Section 3.1)

     Unless otherwise stated in the prospectus supplement, we will pay principal, premium, interest and additional amounts, if any, on the debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). We may pay interest on debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts. Interest on debt securities issued in registered form will be payable on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment date. We will name in the prospectus supplement all paying agents we initially designate for the debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the debt securities are payable. (Sections 3.7 and 10.2)

     Unless otherwise stated in the prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar require) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange. We will not be required to (1) issue, register the transfer of, or exchange, debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 3.5) We have appointed the trustee as security registrar. Any transfer agent (in addition to the security registrar) we initially designate for any debt securities will be named in the related prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the debt securities are payable. (Section 10.2)

     Unless otherwise stated in the prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. (Section 3.2) The debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below.

     We may issue the debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. We will describe certain special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

     If the purchase price of any debt securities is payable in one or more foreign currencies or currency units, or if any debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U. S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or currency units in the prospectus supplement.

     We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

     Unless otherwise described in a prospectus supplement relating to any debt securities, other than as described below under "-- Limitation on Mortgages and Liens," the indenture does not limit our ability to incur debt or give holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any changes in the events of default described below or covenants contained in the indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

GLOBAL SECURITIES

     The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with a depositary or its nominee identified in the series prospectus supplement.

     The specific terms of the depositary arrangement covering debt securities will be described in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a global security, the depositary for the global security or its nominee will credit, to accounts in its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global security. These accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Only institutions that have accounts with the depositary or its nominee, and persons who hold beneficial interests through those participants, may own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, its nominee or any such participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interest in a global security.

     As long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names and will not be entitled to receive physical delivery of the debt securities in definitive form.

     We will make all payments of principal of, any premium and interest on, and any additional amounts with respect to, debt securities issued as global securities to the depositary or its nominee. Neither we nor the trustee, any paying agent or the security registrar assume any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security.

     We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

     The indenture provides that if (1) the depositary notifies us that it is unwilling or unable to continue as depositary for a series of debt securities, or if the depositary is no longer legally qualified to serve in that capacity, and we have not appointed a successor depositary within 90 days of written notice, (2) we determine that a series of debt securities will no longer be represented by global securities and we execute and deliver an order to that effect to the trustee, or (3) an event of default with respect to a series of debt securities occurs and continues, the global securities for that series will be exchanged for registered debt securities in definitive form. The definitive debt securities will be registered in the name or names the depositary instructs the trustee. (Section 3.5) We expect that these instructions may be based upon directions the depositary receives from participants with respect to ownership of beneficial interests in global securities.

CERTAIN RESTRICTIONS

     Limitations on Mortgages and Liens. Neither we nor any of our restricted subsidiaries (as defined below) will be permitted to issue, assume or guarantee certain types of secured debt, without securing the debt securities on an equal and ratable basis with any such debt. These limits apply to debt secured by mortgages, pledges, liens and other encumbrances, which together we refer to as liens. These limits will not apply to:

     - liens that existed on the date of the indenture;

     - liens on real estate (including liens that existed on property when we acquired it) not exceeding 100% of the fair value of the property at the time the debt is incurred;

     - liens arising from the acquisition of a business as a going concern or to which assets we acquire in satisfaction of secured debt are subject;

     - liens to secure extensions, renewals and replacements of debt secured by any of the liens referred to above, without increasing the amount of the debt; or

     - certain mechanics, landlords, tax or other statutory liens, including liens and deposits required or provided for under state insurance laws and similar regulatory statutes.

     Limitations on Sales of Capital Stock of Restricted Subsidiaries. Neither we nor any of our restricted subsidiaries will be permitted to issue, sell, transfer or dispose of (except to one of our restricted subsidiaries) capital stock of a restricted subsidiary, unless we dispose of the entire capital stock of the subsidiary at the same time for cash or property which, in the opinion of our Board of Directors, is at least equal to the fair value of the capital stock.

     For the purposes of the indenture, "restricted subsidiary" means a subsidiary, including subsidiaries of any subsidiary, which meets any of the following conditions:

          (1) Our and our other subsidiaries' investments in and advances to the subsidiary exceed 10% of our total consolidated assets as of the end of the most recently completed fiscal year;

          (2) Our and our other subsidiaries' proportionate share of the total assets (after inter-company eliminations) of the subsidiary exceeds 10% of our total consolidated assets as of the end of the most recently completed fiscal year; or

          (3) Our and our other subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the subsidiary exceeds 10% of such income for us and our consolidated subsidiaries for the most recently completed fiscal year.

     For purposes of making the income test in clause (3) of the preceding sentence, when a loss has been incurred by either us and our subsidiaries consolidated or the tested subsidiary, but not both, the equity in the income or loss of the tested subsidiary will be excluded from our consolidated income for purposes of the computation and if our consolidated income for the most recent fiscal year is at least 10% lower than the average of the income for the last five fiscal years, the average income will be substituted for purposes of the computation and any loss years will be omitted for purposes of computing average income.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person unless:

          (1) if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States, or any state, and assumes our obligations under the debt securities;

          (2) immediately after the transaction, no event of default occurs and continues; and

          (3) we meet certain other conditions specified in the indenture.

MODIFICATION AND WAIVER

     We and the trustee may modify and amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series. However, without the consent of each holder, we cannot modify or amend the indenture in a way that would:

     - change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

     - reduce the principal or interest on any debt security;

     - change the place or currency of payment of principal or interest on any debt security;

     - impair the right to sue to enforce any payment on any debt security after it is due; or

     - reduce the percentage in principal amount of outstanding debt securities necessary to modify or amend the indenture, to waive compliance with certain provisions of the indenture or to waive certain defaults.

     The holders of a majority in aggregate principal amount of outstanding debt securities may waive our compliance with certain restrictive covenants of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to outstanding debt securities of that series, which will be binding on all holders of debt securities of that series, except a default in the payment of principal or interest on any debt security of that series or in respect of a provision of the indenture that cannot be modified or amended without each holder's consent.

EVENTS OF DEFAULT

     Each of the following will be an event of default:

          (1) default for 30 days in the payment of any interest;

          (2) default in the payment of principal;

          (3) default in the performance of any other covenant in the indenture for 60 days after written notice;

          (4) a failure to pay when due or a default that results in the acceleration of maturity of any other debt of ours or our restricted subsidiaries in an aggregate amount of $25 million or more, unless (a) the acceleration is rescinded, stayed or annulled, or (b) the debt has been discharged or, in the case of debt we are contesting in good faith, we set aside a bond, letter of credit, escrow deposit or other cash equivalent sufficient to discharge the debt within 10 days after written notice of default is given to us; and

          (5) certain events in bankruptcy, insolvency or reorganization.

     We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the indenture. The trustee may withhold notice of any default to the holders of debt securities of any series (except a default on principal or interest payments on debt securities of that series) if it considers it in the interest of the holders to do so.

     If an event of default occurs and continues, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the series in default may declare the principal amount immediately due and payable by written notice to us (and to the trustee if given by the holders). Upon any such declaration, the principal amount will become immediately due and payable. However, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

     Except for certain duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. If the holders provide this security or indemnity, the holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the debt securities of that series.

     No holder of a debt security may bring any lawsuit or other proceeding with respect to the indenture or for any remedy under the indenture, unless (a) the holder first gives the trustee written notice of a continuing event of default,
(b) the holders of at least 25% in principal amount of the outstanding debt securities of the series in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity, (c) the trustee fails to institute the proceeding within 60 days of the written request and has not received from holders of a majority in principal amount of the outstanding debt securities of the series in default a direction inconsistent with that request. However, the holder of any debt security has the absolute right to receive payment of the principal of and any interest on the debt security on or after the stated due dates and to take any action to enforce any such payment.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which such debt securities are payable in an amount sufficient to pay the principal and any premium, interest and additional amounts on such debt securities to the date of deposit (if the debt securities have become due and payable) or to the maturity date, as the case may be. (Section 4.1)

     Unless a prospectus supplement states that the following provisions do not apply to the debt securities of that series, we may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust) ("defeasance") or (2) to be released from our obligations under the indenture with respect to the debt securities under certain covenants as described in the prospectus supplement, and our failure to comply with these obligations will not constitute an event of default with respect to such debt securities ("covenant defeasance"). Defeasance or covenant defeasance is conditioned on our irrevocable deposit with the trustee, in trust, of an amount in cash or government securities, or both, sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the debt securities on the scheduled due dates. (Section 4.2)

     Such a trust may be established only if, among other things, (1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound, (2) no event of default has occurred and continues on the date the trust is established and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date and (3) we have delivered to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U. S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U. S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of defeasance, must refer to and be based upon a letter ruling we have received from the Internal Revenue Service, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U. S. federal income tax law occurring after the date of the indenture. (Section 4.2)

GOVERNING LAW

     The indenture and the debt securities are governed by and will be interpreted under the laws of the State of New York.

INFORMATION CONCERNING THE TRUSTEE

     Subject to the provisions of the Trust Indenture Act of 1939, as amended, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of debt securities unless the holder offers the trustee reasonable indemnity against the costs, expenses and liabilities which might result. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in performing its duties if the trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

     The Chase Manhattan Bank acts as property trustee for SAFECO Capital Trust I (the issuer of our 8.072% Capital Securities) and for the 8.072% Capital Securities and the underlying junior subordinated deferrable interest debentures as well as the related indenture and guarantees. Chase Manhattan Delaware, an affiliate of The Chase Manhattan Bank, acts as Delaware trustee for SAFECO Capital Trust I. The Chase Manhattan Bank is also the trustee for our 7.875% Notes due 2005 and 6.875% Notes due 2007 and our medium term note program, the custodian for our life companies' investment portfolios, a lender under our bank revolving credit line and a dealer under our commercial paper program. In addition, we and our subsidiaries maintain various depository and disbursement accounts with The Chase Manhattan Bank.

                              PLAN OF DISTRIBUTION

     We may sell debt securities (1) through agents, (2) to or through underwriters, (3) through dealers, or (4) directly to purchasers. The prospectus supplement will state the terms of the offering of the debt securities, including the name or names of any underwriters, dealers or agents; the purchase price of the debt securities and the proceeds we will receive from the sale; any underwriting discounts and commissions and other items constituting underwriters' compensation; any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange on which the debt securities may be listed. The initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     We may offer the debt securities in one or more transactions at a fixed price or prices, which we may change, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     We may authorize agents to solicit offers to purchase debt securities from time to time. We will identify any agent who offers or sells debt securities described in this prospectus, and we will describe any commissions payable by us to the agent, in the prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the debt securities so offered and sold.

     If debt securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be stated in the prospectus supplement used by the underwriters to resell the debt securities. If we use underwriters to sell debt securities, the underwriters will purchase the debt securities for their own account and the underwriters may resell such debt securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If we use any underwriter or underwriters to sell the debt securities, unless otherwise indicated in the prospectus supplement, the underwriters' obligations will be conditioned on certain matters and the underwriters must purchase all the debt securities of the offered series if they purchase any.

     If we use a dealer to sell the debt securities, we will sell such debt securities to the dealer as principal. The dealer may then resell those debt securities to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the debt securities it offers or sells. The name of the dealer and the terms of the transaction will be stated in the related prospectus supplement.

     We may directly solicit offers to purchase debt securities and we may sell them directly to institutional investors or others, who, with respect to the resale of those securities, may be deemed to be underwriters within the meaning of the Securities Act. The terms of any direct sales will be described in the related prospectus supplement.

     Agents, underwriters and dealers may be entitled under agreements with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

     If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve such institutions. Purchaser obligations will be subject to the condition that the purchase is not prohibited under the laws of the jurisdiction to which the purchaser is subject at the time the debt securities are delivered. The underwriters and other agents will not have any responsibility for the validity or performance of these contracts.

     Each series of debt securities will be a new issue and will have no established trading market. We may elect to list any series of debt securities on an exchange but, unless otherwise stated in the applicable prospectus supplement, we are not required to do so. You cannot be assured that there will be a liquid trading market for any of the debt securities.

     Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

                                 LEGAL OPINIONS

     The validity of the debt securities will be passed upon for us by Perkins Coie LLP, Seattle, Washington. Perkins Coie LLP will rely on the opinion of James W. Ruddy, our Senior Vice President and General Counsel, with respect to certain matters. Certain legal matters will be passed upon for the underwriters, dealers or agents, if any, by Mayer, Brown & Platt, Chicago, Illinois. Mayer, Brown & Platt will rely on the opinion of Perkins Coie LLP with respect to Washington law.

                              INDEPENDENT AUDITORS

     The consolidated financial statements and financial statement schedules of SAFECO at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, incorporated by reference or included in the SAFECO Annual Report on Form 10-K for the year ended December 31, 1998, have been incorporated by reference into this Prospectus and the Registration Statement and have been audited by Ernst & Young LLP, independent auditors, as stated in their reports thereon also incorporated by reference or included in the SAFECO Annual Report on Form 10-K and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions:


Securities and Exchange Commission registration fee.................  $ 211,200
Trustee's fees and expenses.........................................     10,000
Printing and engraving expenses.....................................     65,000
Rating agency fees..................................................     65,000
Accounting fees and expenses........................................     15,000
Legal fees and expenses.............................................     50,000
Blue Sky fees and expenses..........................................     10,000
Miscellaneous.......................................................      3,800
                                                                      ----------
         Total......................................................  $ 430,000
                                                                      ==========


Item 15. Indemnification of Officers and Directors.

         Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII of the registrant's Bylaws, as amended (the "Bylaws"), provides for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

         Section 23B.08.320 of the WBCA authorizes a corporation to eliminate or limit a director's personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving acts or omissions, intentional misconduct by a director or knowing violations of law by a director or distributions illegal under Washington law, or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.
Article VIII of the registrant's Restated Articles of Incorporation (the "Articles of Incorporation") contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

         Officers and directors of the registrant are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

         The above discussion of the WBCA and the registrant's Bylaws and Articles of Incorporation is not intended to be exhaustive and is qualified in its entirety by reference to such statute, the Bylaws and the Articles of Incorporation.

Item 16.          Exhibits


        *1.1      Form of Underwriting Agreement

        *4.1      Form of Indenture between SAFECO Corporation and
                  The Chase Manhattan Bank, as Trustee

        *5.1 Opinion and consent of Perkins Coie LLP as to legality of the debt securities

        *12.1     Computation of ratio of earnings to fixed charges

         23.1     Consent of Ernst & Young LLP

        *23.2     Consent of Perkins Coie LLP (included in Exhibit 5.1)

        *24.1     Power of Attorney (included on signature page)

        *25.1 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the Indenture

------------

* previously filed.

Item 17. Undertakings

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of SAFECO's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes that:

         (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

         (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

================================================================================

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 1st day of March, 2000.


                                      SAFECO CORPORATION

                                      By:  /s/ Rod A. Pierson
                                           -------------------------------------
                                           Rod A. Pierson
                                           Senior Vice President, Chief
                                           Financial Officer and Secretary





         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 1st day of March, 2000.



            Signature                                        Title
            ---------                                        -----

       *  Roger H. Eigsti                Chairman of the Board and Chief Executive Officer
------------------------------------     (Principal Executive Officer)
          Roger H. Eigsti

       *  Boh A. Dickey                  President, Chief Operating Officer and Director
------------------------------------
          Boh A. Dickey

     /s/  Rod A. Pierson                 Senior Vice President, Chief Financial Officer and
------------------------------------     Secretary (Principal Financial Officer)
          Rod A. Pierson

       *  H. Paul Lowber                 Vice President and Controller (Principal
------------------------------------     Accounting Officer)
          H. Paul Lowber



        *Phyllis J. Campbell             Director
------------------------------------
         Phyllis J. Campbell

        *Robert S. Cline                 Director
------------------------------------
         Robert S. Cline

        *John W. Ellis                   Director
------------------------------------
         John W. Ellis

        *William P. Gerberding           Director
------------------------------------
         William P. Gerberding

        *Joshua Green III                Director
------------------------------------
         Joshua Green III

        *William W. Krippaehne, Jr.      Director
------------------------------------
         William W. Krippaehne, Jr.

        *William G. Reed, Jr.            Director
------------------------------------
         William G. Reed, Jr.

                                         Director
------------------------------------
         Norman B. Rice

        *Judith M. Runstad               Director
------------------------------------
         Judith M. Runstad

        *Paul W. Skinner                 Director
------------------------------------
         Paul W. Skinner

*By:       /s/ Rod A. Pierson
    --------------------------------
             Rod A. Pierson
            Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit
Number            Description
------            -----------
*1.1              Form of Underwriting Agreement

*4.1              Form of Indenture between SAFECO Corporation and
                  The Chase Manhattan Bank, as Trustee

*5.1 Opinion and Consent of Perkins Coie LLP as to legality of the debt securities

*12.1             Computation of ratio of earnings to fixed charges

 23.1             Consent of Ernst & Young LLP

*23.2             Consent of Perkins Coie LLP (included in Exhibit 5.1)

*24.1             Power of Attorney (included on signature page)

*25.1 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the Indenture



------------
*previously filed.